UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): December 11, 2009

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida		33777
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On December 11, 2009, GeoPharma, Inc. (the “Company”) entered into an agreement (the “Agreement”) with American Antibiotics, Inc., a Florida corporation (“AA”), Manju Holdings, LLC, a Florida limited liability company (“Manju Holdings”), Laki Investment Group, LLC, a Florida limited liability company (“Laki”), Tasis, LLC, a Florida limited liability company (“Tasis”) and the Manju Taneja Trust (the “Trust”), pursuant to which, among other things:

•	The Company exchanged the amounts owed to it by AA into 7,076,000 shares of AA’s newly created Series A Preferred Stock, which Series A Preferred Stock is required to be redeemed at $1.00 per share:

•	annually with 20% of AA’s net income for such year, if any, until it is fully redeemed; and

•	upon the sale of all or substantially all of the assets of AA.

•	The $710,000 which the Company owed the Trust was assigned to and assumed by AA, so that the Company is no longer obligated for such amount.

•	The Company’s common stock of AA (representing 51% of the outstanding shares of common stock) was assigned and transferred to Manju Holdings.

A copy of the Agreement is attached hereto. The foregoing summary is qualified by reference to such documents.

Concurrently therewith, AA converted from being a Florida limited liability company to a Florida corporation, and in connection therewith, AA’s operating agreement was terminated.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Agreement To Transfer And Issue Shares of American Antibiotics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

GEOPHARMA, INC.
Date: December 17, 2009
/S/ MIHIR K. TANEJA
Mihir K. Taneja
Chief Executive Officer

/S/ CAROL DORE-FALCONE
Carol Dore-Falcone
Senior Vice President and Chief Financial Officer

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